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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 26, 1999
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                             G.P. Properties, Inc.
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            (Exact name of registrant as specified in its charter)



         Nevada                         001-09925                 87-0427731
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)



               2155 Newcastle Avenue, Cardiff, California 92007
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     (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:  (760) 943-7829
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         (Former name or former address, if changed since last report)

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Item 1.   Changes in Control of Registrant.

     Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated August 6, 1999 ("Reorganization Agreement") by and among the Registrant, and the shareholders of Kwik Web, Inc., a California corporation ("Kwik Web Shareholders"), on August 26, 1999 the Registrant consummated a series of transactions (the "Reorganization") which resulted in a change of control of the Registrant. Pursuant to the Reorganization Agreement, the Registrant issued 6,000,000 shares of its common stock in exchange for all of the outstanding capital shares of Kwik Web. At the completion of the Reorganization, the Registrant had approximately 9,510,000 shares of its common stock outstanding, approximately 63% of which were held by the former Kwik Web Shareholders. Upon the completion of the Reorganization, Richard Kaestner and Alex Tsakaris, the former directors of Kwik Web, were appointed as directors of the Registrant.

Item 2.   Acquisition or Disposition of Assets.

       Not applicable.

Item 3.   Bankruptcy or Receivership.

       Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

       Not applicable.

Item 5.   Other Events.

       Not applicable.

Item 6.   Resignations of Registrant's Directors.

       Not applicable.

Item 7.   Financial Statements and Exhibits.

       (a)  Financial Statements.
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            Registrant intends to file the required financial statements by way of an amendment to this Form 8-K within 60 days of the date of filing of this Form.

       (b)  Exhibits.
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               2.1  Securities Purchase Agreement and Plan of Reorganization
dated August 6, 1999 between the Registrant and Kwik Web, Inc.

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Item 8.   Change in Fiscal Year.

       Not applicable.

Item 9.   Sales of Equity Securities Pursuant to Regulation S.

       Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        G.P. PROPERTIES, INC.
                                        (Registrant)


Date:  September 16, 1999               By: /s/ Richard Kaestner
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